Exhibit 99.1

Moved on Business Wire
February 2, 2017

CSC Delivers Revenue Growth, Year-over-Year and Sequential Commercial Margin Expansion and Record Adjusted Free Cash Flow in Third Quarter 2017

•	Q3 Earnings per Share from Continuing Operations of $0.21 includes Cumulative Impact of Certain Items of $(0.60) per Share

•	Q3 Non-GAAP Earnings per Share from Continuing Operations were $0.81, compared with $0.73 in prior year

•	Income from Continuing Operations of $37 Million includes Certain Items of $(86) Million

•
Consolidated Segment Commercial Operating Income of $177 Million, adjusted for Certain Items is $227 Million and Consolidated Segment Commercial Operating Margin on the same basis is 11.8%, compared with 11.1% in the prior year

•	Q3 Net Cash from Operating Activities of $563 Million

•	Adjusted Free Cash Flow of $299 Million for Q3 2017

•	FY17 Non-GAAP EPS from Continuing Operations Target Remains $2.75 to $3.00

TYSONS, Va., Feb. 2, 2017 – CSC (NYSE: CSC) today reported results for the third quarter of fiscal year 2017.

“CSC continued to execute on our strategic roadmap in the third quarter, in which CSC delivered revenue growth, year-over-year and sequential margin improvement, and record adjusted free cash flow,” said Mike Lawrie, chairman, president and CEO. "Revenue was up nearly 14 percent in constant currency driven by growth in next generation and Business Process Services offerings, as well as the contributions of our recent acquisitions. In addition, we remain on track to complete our proposed merger with the Enterprise Services business of Hewlett Packard Enterprise on or about April 1.”

Financial Highlights

•
Diluted earnings per share from continuing operations were $0.21 in the third quarter, compared with $0.15 in the year-ago period. Diluted earnings per share from continuing operations included $(0.06) per share of restructuring costs and $(0.54) per share of transaction and other integration-related costs.

•	Non-GAAP diluted earnings per share from continuing operations excluding these items were $0.81, compared with $0.73 in the prior period.

•
Income from continuing operations before taxes was $50 million for the third quarter, compared with $78 million in the prior year and includes $(12) million of restructuring and $(109) million of transaction and other integration-related costs. Excluding the impact of these items, non-GAAP income from continuing operations, before taxes was $171 million compared with $124 million a year ago.

•
Consolidated segment commercial operating income, which includes GBS and GIS, excluding certain items, was $227 million compared with $195 million in the third quarter of fiscal 2016. Consolidated segment commercial operating margin on the same basis was 11.8% compared to 11.1% in the prior year.

•	Net cash provided by operating activities was $563 million in the third quarter, compared to $258 million in the prior year.

•	Adjusted free cash flow was $299 million in the third quarter, compared to $169 million in the prior year.

Global Business Services
GBS revenue of $1,046 million in the quarter compares with $886 million in the year ago quarter, an increase of 18.1%. GBS revenue increased 22.3% year-over-year in constant currency. GBS revenue growth was driven by momentum in our Business Process Services offerings, as well as the contributions of our recent acquisitions. GBS consolidated segment operating margin in the quarter, excluding the impact of certain items, was 13.3% up from 13.1% in the prior year. New business awards for GBS were $1.1 billion in the third quarter.

Global Infrastructure Services
GIS revenue of $871 million in the quarter compares with $864 million in the year-ago quarter, an increase of 0.8%. GIS revenue increased 4.9% year-over-year in constant currency. The GIS revenue increase was driven by the growth in our next generation offerings and the contributions of our recent acquisitions. GIS consolidated segment operating margin in the quarter, excluding the impact of certain items, was 10.1% up from to 9.1% in the prior year, reflecting a shift in mix toward cloud-based software solutions. New business awards for GIS were $1.3 billion in the third quarter.

Returning Capital to Shareholders
During the third quarter, CSC returned $20 million to shareholders consisting of common stock dividends.

CSC had 140,984,524 basic shares outstanding on December 30, 2016.

Earnings Conference Call and Webcast
CSC senior management will host a conference call and webcast today at 5 p.m. EST. The dial-in number for domestic callers is 877-852-6583. Callers who reside outside of the United States or Canada should dial +1-719-325-4771. The passcode for all participants is 6790196. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until February 9, 2016. The replay dial-in number is 888-203-1112 for domestic callers and +1-719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 6790196. A replay of this webcast will also be available on CSC’s Investor Relations website.

Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information and certain further adjustments thereto, which management believes provides useful information to investors, including: constant currency, consolidated segment operating income, consolidated segment commercial operating income, consolidated segment commercial operating margin, consolidated segment adjusted operating income, consolidated segment operating and adjusted operating margin, earnings before interest and taxes (EBIT), adjusted EBIT, EBIT and adjusted EBIT margin, adjusted free cash flow and non-GAAP results including non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations. Reconciliations of the preliminary non-GAAP measures to the respective and most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures are included below.

About CSC
CSC (NYSE: CSC) leads clients on their digital transformation journeys. The company provides innovative next-generation technology services and solutions that leverage deep industry expertise, global scale, technology independence and an extensive partner community. CSC serves leading commercial and international public sector organizations throughout the world. CSC is a Fortune 500 company and ranked among the best corporate citizens. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 1, 2016 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.

# # #
Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@csc.com
Neil DeSilva, Global M&A and Investor Relations, +1-703-245-9700, neildesilva@csc.com

Note: On November 27, 2015, CSC completed the separation of CSRA. The Company’s results of operations for the third quarter and first nine months of fiscal 2016 have been adjusted to reflect the separation.

Business Segment Revenues, Consolidated Segment Operating Income and Consolidated Segment Operating Margins
(preliminary and unaudited)

Revenues by Segment
	Three Months Ended
(in millions)	December 30, 2016	January 1, 2016	% Change	% Change at Constant Currency(1)
Global Business Services	$1,046	$886	18.1%	22.3%
Global Infrastructure Services	871	864	0.8%	4.9%
Total Revenues	$1,917	$1,750	9.5%	13.7%

Revenues by Segment
	Nine Months Ended
(in millions)	December 30, 2016	January 1, 2016	% Change	% Change at Constant Currency(1)
Global Business Services	$3,130	$2,696	16.1%	19.3%
Global Infrastructure Services	2,588	2,603	(0.6)%	2.5%
Total Revenues	$5,718	$5,299	7.9%	11.1%

(1) Selected references are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. Financial results on a “constant currency basis” are non-U.S. GAAP measures calculated by translating current period activity into U.S. dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. dollar.

Consolidated Segment Operating Income and Consolidated Segment Operating Margins by Segment

	Three Months Ended
	December 30, 2016		January 1, 2016
(in millions)	Consolidated Segment Operating Income	Consolidated Segment Operating Margin	Consolidated Segment Operating Income	Consolidated Segment Operating Margin
Global Business Services	$113	10.8%	$101	11.4%
Global Infrastructure Services	64	7.3%	70	8.1%
Consolidated Segment Commercial Operating Income	177	9.2%	171	9.8%
Corporate	(12)	—	(23)	—
Total Consolidated Segment Operating Income	$165	8.6%	$148	8.5%

	Nine Months Ended
	December 30, 2016		January 1, 2016
(in millions)	Consolidated Segment Operating Income	Consolidated Segment Operating Margin	Consolidated Segment Operating Income	Consolidated Segment Operating Margin
Global Business Services	269	8.6%	$299	11.1%
Global Infrastructure Services	86	3.3%	187	7.2%
Consolidated Segment Commercial Operating Income	355	6.2%	486	9.2%
Corporate	(40)	—	(64)	—
Total Consolidated Segment Operating Income	$315	5.5%	$422	8.0%

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three months ended		Nine months ended
(in millions, except per-share amounts)	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016

Revenues	$1,917	$1,750	$5,718	$5,299

Costs of services (excludes depreciation and amortization and restructuring costs)	1,347	1,216	4,131	3,725
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	333	259	931	799
Depreciation and amortization	161	161	494	503
Restructuring costs	3	7	85	12
Interest expense	33	33	87	92
Interest income	(8)	(8)	(26)	(26)
Other (income) expense, net	(2)	4	3	(3)
Total costs and expenses	1,867	1,672	5,705	5,102

Income from continuing operations, before taxes	50	78	13	197
Income tax expense (benefit)	13	56	(25)	17
Income from continuing operations	37	22	38	180
Income from discontinued operations, net of taxes	—	30	—	216
Net income	37	52	38	396
Less: net income attributable to noncontrolling interest, net of tax	6	2	13	12
Net income attributable to CSC common stockholders	$31	$50	$25	$384

Earnings per common share
Basic:
Continuing operations	$0.22	$0.16	$0.18	$1.29
Discontinued operations	—	0.20	—	1.49
	$0.22	$0.36	$0.18	$2.78
Diluted:
Continuing operations	$0.21	$0.15	$0.17	$1.27
Discontinued operations	—	0.20	—	1.45
	$0.21	$0.35	$0.17	$2.72

Cash dividend per common share	$0.14	$2.39	$0.42	$2.85

Weighted average common shares outstanding for:
Basic EPS	140.88	138.86	140.13	138.36
Diluted EPS	144.81	141.57	143.80	141.39

Selected Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	December 30, 2016	April 1, 2016

Assets
Cash and cash equivalents	$1,111	$1,178
Receivables, net	1,627	1,831
Prepaid expenses and other current assets	310	403
Total current assets	3,048	3,412

Intangible assets, net	1,784	1,328
Goodwill	1,780	1,277
Deferred income taxes, net	293	345
Property and equipment, net	917	1,025
Other assets	480	349
Total Assets	$8,302	$7,736

Liabilities
Short-term debt and current maturities of long-term debt	706	710
Accounts payable	367	341
Accrued payroll and related costs	270	288
Accrued expenses and other current liabilities	844	720
Deferred revenue and advance contract payments	453	509
Income taxes payable	16	40
Total current liabilities	2,656	2,608

Long-term debt, net of current maturities	2,217	1,934
Non-current deferred revenue	310	348
Deferred tax liabilities	181	181
Non-current income tax liabilities	183	175
Other liabilities	561	458
Total Liabilities	6,108	5,704

Total Equity	2,194	2,032

Total Liabilities and Equity	$8,302	$7,736

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Nine months ended
(in millions)	December 30, 2016	January 1, 2016
Cash flows from operating activities:
Net income	$38	$396
Adjustments to reconcile net loss income to net cash provided by operating activities:
Depreciation and amortization	503	608
Pension & OPEB actuarial & settlement gains	—	(28)
Stock-based compensation	56	28
Gain on dispositions	(1)	(44)
Unrealized foreign currency exchange loss	20	39
Other non-cash charges, net	16	(2)
Changes in assets and liabilities, net of acquisitions and dispositions:
Decrease in assets	296	213
Decrease in liabilities	(123)	(468)
Net cash provided by operating activities	805	742

Cash flows from investing activities:
Purchases of property and equipment	(199)	(277)
Payments for outsourcing contract costs	(59)	(74)
Short-term investing	—	(71)
Software purchased and developed	(124)	(155)
Payments for acquisitions, net of cash acquired	(434)	(265)
Business dispositions	—	37
Proceeds from sale of assets	26	67
Other investing activities, net	(35)	8
Net cash used in investing activities	(825)	(730)

Cash flows from financing activities:
Borrowings of commercial paper	1,667	821
Repayments of commercial paper	(1,562)	(263)
Borrowings under lines of credit	920	1,300
Repayment of borrowings under lines of credit	(773)	(1,300)
Debt borrowings	157	350
Debt repayments	(282)	(819)
Proceeds from stock options	47	72
Taxes paid related to net share settlements of stock-based compensation awards	(12)	(28)
Repurchase of common stock	—	(28)
Dividend payments	(59)	(409)
Borrowings for CSRA spin transaction	—	1,508
Transfers of cash to CSRA upon spin	—	(1,440)
Other financing activities, net	(31)	—
Net cash provided by (used in) financing activities	72	(236)
Effect of exchange rate changes on cash and cash equivalents	(119)	(44)
Net decrease in cash and cash equivalents	(67)	(268)
Cash and cash equivalents at beginning of year	1,178	2,098
Cash and cash equivalents at end of period	$1,111	$1,830

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the condensed consolidated financial information of CSC. These non-GAAP financial measures include constant currency, consolidated segment operating income and margin, consolidated segment adjusted operating income and margin, consolidated segment commercial operating income and margin, earnings before interest and taxes (EBIT), adjusted EBIT, EBIT and adjusted EBIT margin, non-GAAP income from continuing operations before taxes, non-GAAP net income from continuing operations, non-GAAP EPS from continuing operations and adjusted free cash flow.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items otherwise required by GAAP which management believes are not indicative of core operating performance. We believe these non-GAAP measures allow investors to better understand the financial performance of CSC exclusive of the impacts of corporate wide strategic decisions. We believe that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. We believe the non-GAAP measures provided are also considered important measures by financial analysts covering CSC as equity research analysts continue to publish estimates and research notes based on our Non-GAAP commentary, including our guidance around Non-GAAP EPS.

There are limitations to the use of the non-GAAP financial measures we present. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies. Consolidated segment operating income and consolidated segment adjusted operating income are useful measures in evaluating the financial performance of our core segment business operations on a more comparable basis year-over-year. However, these measures could limit one’s ability to assess our financial performance by excluding corporate G&A and certain other items. To compensate for this limitation, we provide a reconciliation between these measure and income from continuing operations, before taxes, which is the most directly comparable financial measure calculated and presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

Our non-GAAP adjustments include:

•	Restructuring costs - Reflects restructuring costs related to workforce optimization and real estate charges.

•
Transaction and other integration-related costs - Reflects costs related to (1) the Separation, (2) integration planning, financing and advisory fees associated with the proposed merger with the Enterprise Services segment of Hewlett Packard Enterprise Company, and (3) acquisitions and related amortization.

•
Certain overhead costs - Reflects costs historically allocated to CSRA but not included in discontinued operations due to accounting rules. These costs are expected to be largely eliminated on a prospective basis.

•
U.S. Pension and OPEB - Reflects the impact of certain U.S. pension and other postretirement benefit (OPEB) plans historically included in CSC financial results that have been transferred to CSRA as part of the separation.

•	Pension and OPEB actuarial and settlement gains - Reflects pension and OPEB actuarial and settlement gains from mark-to-market accounting.

•	SEC settlement-related items - Reflects costs associated with certain SEC charges and settlements.

•
Tax adjustment - Reflects the adoption of a new accounting standard in fiscal 2016 changing excess tax benefits on stock-based compensation to be recorded as a reduction to income tax expense, the release of tax valuation allowances in certain jurisdictions, and the application of an approximate 20% tax rate for fiscal 2016 periods, which is at the low end of the prospective targeted effective tax rate range of 20% to 25% and effectively excludes the impact of discrete tax adjustments for those periods.

Reconciliation of Non-GAAP Financial Measures
(preliminary and unaudited)

Consolidated Segment Operating Income and Consolidated Segment Adjusted Operating Income

We define consolidated segment operating income as revenue less costs of services, associated depreciation and amortization expense, restructuring costs, and segment SG&A expenses. Consolidated segment operating income excludes pension and OPEB actuarial and settlement gains (losses) and corporate G&A, which is largely associated with centrally managed overhead and shared-services functions which are not controlled by segment level leadership nor directly related to our core segment business operations. Consolidated segment adjusted operating income further excludes the impacts of corporate wide strategic decisions, such as segment related restructuring and other transaction costs. We define consolidated segment operating margin and consolidated segment adjusted operating margin as consolidated segment operating income and consolidated segment adjusted operating income as a percentage of revenue. A reconciliation of consolidated segment operating income and consolidated segment adjusted operating income to income from continuing operations, before taxes is as follows:

	Three months ended		Nine months ended
(in millions)	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Consolidated segment adjusted operating income	$216	$190	$520	$494
Restructuring costs	(12)	(25)	(94)	(45)
Transaction and integration-related costs	(39)	(15)	(111)	(17)
Certain overhead costs	—	(12)	—	(48)
U.S. Pension and OPEB	—	10	—	38
Consolidated segment operating income	165	148	315	422
Corporate G&A	(92)	(60)	(237)	(181)
Pension and OPEB actuarial and settlement gains (losses)	—	19	(1)	19
Interest expense	(33)	(33)	(87)	(92)
Interest income	8	8	26	26
Other income (expense), net	2	(4)	(3)	3
Income from continuing operations, before taxes	$50	$78	$13	$197

Consolidated segment adjusted operating margin	11.3%	10.9%	9.1%	9.3%
Consolidated segment operating margin	8.6%	8.5%	5.5%	8.0%

Earnings Before Interest and Taxes and Adjusted Earnings Before Interest and Taxes

A reconciliation of EBIT and adjusted EBIT to net income is as follows:

	Three months ended		Nine months ended
(in millions)	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Adjusted EBIT	$185	$147	$411	$380
Restructuring costs	(12)	(25)	(94)	(45)
Transaction and integration-related costs	(98)	(26)	(243)	(36)
Certain overhead costs	—	(22)	—	(88)
U.S. Pension and OPEB	—	10	—	38
SEC settlement-related items	—	—	—	(5)
Pension and OPEB actuarial and settlement gains	—	19	—	19
EBIT	$75	$103	$74	$263
Interest expense	(33)	(33)	(87)	(92)
Interest income	8	8	26	26
Income tax (expense) benefit	(13)	(56)	25	(17)
Income from continuing operations	$37	$22	$38	$180
Income from discontinued operations, net of taxes	—	30	—	216
Net income	$37	$52	$38	$396

Adjusted EBIT margin	9.7%	8.4%	7.2%	7.2%
EBIT margin	3.9%	5.9%	1.3%	5.0%

Adjusted Free Cash Flow
(preliminary and unaudited)

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

	Three months ended		Nine Months Ended
(in millions)	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Net cash provided by operating activities	$563	$258	$805	$742
Net cash used in investing activities(1)	(78)	(198)	(756)	(679)
Acquisitions, net of cash acquired	—	29	434	265
Business dispositions	—	(3)	—	(37)
Short-term investments	—	71	—	71
Payments on capital leases and other long-term asset financings	(24)	(24)	(119)	(135)
Payments on separation and other transaction costs	55	11	198	71
Payments on special restructuring costs	24	66	85	117
SEC settlement-related payments	—	—	—	187
Sale of accounts receivables	(241)	(63)	(241)	(239)
Certain overhead costs	—	22	—	22
Adjusted free cash flow	$299	$169	$406	$385

(1) Excludes capital expenditures financed through CSC Finco and other investments.

Consolidated Segment Adjusted Operating Income and Consolidated Segment Adjusted Operating Margin

A reconciliation of consolidated segment operating income to consolidated segment adjusted operating income is as follows:

	Three months ended December 30, 2016
(in millions)	Consolidated segment operating income	Restructuring costs	Transaction and integration-related costs	Consolidated segment adjusted operating income	Consolidated segment adjusted operating margin
Global Business Services	$113	$(6)	$(20)	$139	13.3%
Global Infrastructure Services	64	(6)	(18)	88	10.1%
Total Commercial	177	(12)	(38)	227	11.8%
Corporate and Eliminations	(12)	—	(1)	(11)	—
Total	$165	$(12)	$(39)	$216	11.3%

	Nine months ended December 30, 2016
(in millions)	Operating income	Restructuring costs	Transaction and integration-related costs	Consolidated segment adjusted operating income	Consolidated segment adjusted operating margin
Global Business Services	$269	$(28)	$(57)	$354	11.3%
Global Infrastructure Services	86	(66)	(53)	205	7.9%
Total Commercial	355	(94)	(110)	559	9.8%
Corporate and Eliminations	(40)	—	(1)	(39)	—
Total	$315	$(94)	$(111)	$520	9.1%

	Three months ended January 1, 2016
(in millions)	Operating income	Certain overhead costs	U.S. Pension and OPEB	Restructuring costs	Transaction and integration-related costs	Consolidated segment adjusted operating income	Consolidated segment adjusted operating margin
Global Business Services	$101	—	3	(15)	(3)	$116	13.1%
Global Infrastructure Services	70	—	7	(9)	(7)	79	9.1%
Total Commercial	171	—	10	(24)	(10)	195	11.1%
Corporate and Eliminations	(23)	(12)	—	(1)	(5)	(5)	—
Total	$148	$(12)	$10	$(25)	$(15)	$190	10.9%

	Nine months ended January 1, 2016
(in millions)	Operating income	Certain overhead costs	U.S. Pension and OPEB	Restructuring costs	Transaction and integration-related costs	Consolidated Segment Adjusted Operating Income	Consolidated Segment Adjusted Operating Margin
Global Business Services	$299	—	11	(27)	(4)	$319	11.8%
Global Infrastructure Services	187	—	27	(17)	(8)	185	7.1%
Total Commercial	486	—	38	(44)	(12)	504	9.5%
Corporate and Eliminations	(64)	(48)	—	(1)	(5)	(10)	—
Total	$422	$(48)	$38	$(45)	$(17)	$494	9.3%

Non-GAAP Results

A reconciliation of non-GAAP results to the respective most directly comparable financial measure calculated and presented in accordance with GAAP is as follows:

	Three months ended December 30, 2016
(in millions, except per-share amounts)	As reported	Restructuring costs	Transaction and integration-related costs	Non-GAAP results

Costs of services (excludes depreciation and amortization and restructuring costs)	$1,347	$—	$—	$1,347

Selling, general and administrative (excludes depreciation and amortization, restructuring costs and transaction costs)	333	—	(78)	255

Income from continuing operations, before taxes	50	(12)	(109)	171
Income tax (benefit) expense	13	(4)	(31)	48
Income from continuing operations	37	(8)	(78)	123

Net income	37	(8)	(78)	123
Less: net income attributable to noncontrolling interest, net of tax	6	—	—	6
Net income attributable to CSC common stockholders	$31	$(8)	$(78)	$117

Effective Tax Rate	26.0%			28.1%

Basic EPS from continuing operations	$0.22	$(0.06)	$(0.55)	$0.83
Diluted EPS from continuing operations	$0.21	$(0.06)	$(0.54)	$0.81

Weighted average common shares outstanding for:
Basic EPS	140.88	140.88	140.88	140.88
Diluted EPS	144.81	144.81	144.81	144.81

	Nine months ended December 30, 2016
(in millions, except per-share amounts)	As reported	Restructuring costs	Transaction and integration-related costs	Non-GAAP results

Costs of services (excludes depreciation and amortization and restructuring costs)	4,131	$—	$—	$4,131

Selling, general and administrative (excludes depreciation and amortization, restructuring costs and transaction costs)	931	—	(187)	744

Income from continuing operations, before taxes	13	(94)	(257)	364
Income tax (benefit) expense	(25)	(22)	(74)	71
Income from continuing operations	38	(72)	(183)	293

Net income	38	(72)	(183)	293
Less: net income attributable to noncontrolling interest, net of tax	13	—	—	13
Net income attributable to CSC common stockholders	$25	$(72)	$(183)	$280

Effective Tax Rate	(192.3)%			19.5%

Basic EPS from continuing operations	$0.18	$(0.51)	$(1.31)	$2.00
Diluted EPS from continuing operations	$0.17	$(0.50)	$(1.27)	$1.95

Weighted average common shares outstanding for:
Basic EPS	140.13	140.13	140.13	140.13
Diluted EPS	143.80	143.80	143.80	143.80

	Three months ended January 1, 2016
(in millions, except per-share amounts)	As reported	Certain overhead costs	U.S. Pension and OPEB	Restructuring costs	Transaction and integration-related costs	Pension and OPEB actuarial and settlement gains	Tax adjustment	Non-GAAP results

Costs of services (excludes depreciation and amortization and restructuring costs)	$1,216	$(7)	$8	$—	$(5)	$16	$—	$1,228

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	259	(15)	2	—	(15)	3	—	234

Income from continuing operations, before taxes	78	(22)	10	(25)	(28)	19	—	124
Income tax expense	56	(8)	4	(8)	(9)	6	50	21
Income from continuing operations	22	(14)	6	(17)	(19)	13	(50)	103

Net income	52	(14)	6	(17)	(19)	13	(50)	133
Less: net income attributable to noncontrolling interest, net of tax	2	—	—	—	—	—	—	2
Net income attributable to CSC common stockholders	$50	$(14)	$6	$(17)	$(19)	$13	$(50)	$131

Effective Tax Rate	71.8%							16.9%

Basic EPS from continuing operations	$0.16	$(0.10)	$0.04	$(0.12)	$(0.14)	$0.09	$(0.36)	$0.74
Diluted EPS from continuing operations	$0.15	$(0.10)	$0.04	$(0.12)	$(0.13)	$0.09	$(0.35)	$0.73

Weighted average common shares outstanding for:
Basic EPS	138.86	138.86	138.86	138.86	138.86	138.86	138.86	138.86
Diluted EPS	141.57	141.57	141.57	141.57	141.57	141.57	141.57	141.57

	Nine months ended January 1, 2016
(in millions, except per-share amounts)	As reported	Certain overhead costs	U.S. Pension and OPEB	Restructuring costs	Transaction and integration-related costs	Pension and OPEB actuarial and settlement gains	SEC settlement-related items	Tax adjustment	Non-GAAP results

Costs of services (excludes depreciation and amortization and restructuring costs)	$3,725	$(41)	$32	$—	$(5)	$16	$—	$—	$3,727

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	799	(47)	6	—	(25)	3	(5)	—	731

Income from continuing operations, before taxes	197	(88)	38	(45)	(38)	19	(5)	—	316
Income tax expense	17	(34)	15	(14)	(13)	6	(2)	(10)	69
Income from continuing operations	180	(54)	23	(31)	(25)	13	(3)	10	247

Net income	396	(54)	23	(31)	(25)	13	(3)	10	463
Less: net income attributable to noncontrolling interest, net of tax	12	—	—	—	—	—	—	—	12
Net income attributable to CSC common stockholders	$384	$(54)	$23	$(31)	$(25)	$13	$(3)	$10	$451

Effective Tax Rate	8.6%								21.8%

Basic EPS from continuing operations	$1.29	$(0.39)	$0.17	$(0.22)	$(0.18)	$0.09	$(0.02)	$0.07	$1.78
Diluted EPS from continuing operations	$1.27	$(0.38)	$0.16	$(0.22)	$(0.18)	$0.09	$(0.02)	$0.07	$1.74

Weighted average common shares outstanding for:
Basic EPS	138.36	138.36	138.36	138.36	138.36	138.36	138.36	138.36	138.36
Diluted EPS	141.39	141.39	141.39	141.39	141.39	141.39	141.39	141.39	141.39